2023 : 02-2023
EXHIBIT99.1 NEWS RELEASE RARE ELEMENT RESOURCES LTD. OTCQB: REEMF June 8, 2023 Ref: 02-2023

Rare Element Resources Announces Completion of Funding Agreement for

$4.4 Million Wyoming Energy Authority Grant

Wyoming Governor Signs Bill in Support of Rare Earth Industry

June 8, 2023 – Littleton, Colorado – Rare Element Resources Ltd. (the “Company” or “RER”) (OTCQB: REEMF) is pleased to announce the completion of the funding agreement for the previously announced $4.4 million grant from the Wyoming Energy Authority (the “WEA”). The WEA grant is a cost reimbursement award for future expenditures related to construction of the Company’s rare earth processing and separation demonstration plant to be located in Upton, Wyoming. The plant is also supported by the U.S. Department of Energy (the “DOE”) through a previously announced $21.9 million financial award. The funding provided through the DOE and WEA programs is expected to cover more than half of the estimated project costs.

In further support of the rare earth industry in Wyoming, earlier this year, Governor Mark Gordon signed a bill into law to advance the process for Wyoming to assume certain licensing and regulatory aspects of the rare earth industry. The unanimously approved bill seeks to amend the existing agreement state status between the state and the U.S. Nuclear Regulatory Commission (the “NRC”) to allow Wyoming the permitting and regulatory authority related to rare earth element source materials. Once approved by the NRC, Wyoming will have primacy for the NRC’s licensing of Wyoming-based rare earth processing facilities.

“We are very pleased with the many affirmative steps that the state of Wyoming is taking in support of the rare earth industry and the Company. The Bear Lodge Project has one of the highest-grade rare earth deposits in North America, and its location positions Wyoming to be a key player in developing a domestic rare earth supply chain,” Brent Berg, President and CEO of RER, stated. “Construction of the demonstration plant is the next step in advancing the Company’s innovative recovery and separation technology, developed with our world-class technology partner, General Atomics. The plant will provide data critical for the design of a commercial facility. The state’s legislative initiative will have licensing efficiency benefits for commercial-scale rare earth operations. We applaud Wyoming’s forward thinking and goal of economic diversification and appreciate its ongoing support of the rare earth industry and the Company.”

The rare earth processing and separation demonstration plant project, led by General Atomics, has completed the final design and is progressing licensing and permitting, with the final significant license expected this summer. Procurement of equipment has been underway for the last several months. The total 40-month timeline, which commenced in October 2021, includes commencement of construction in the second half of 2023 with operations expected to start in mid-2024.

“Rare earth elements are of the utmost importance to our country’s energy security and something we must continue to advance in order to achieve equal footing in this global market,” said Rob Creager, Executive Director of the Wyoming Energy Authority. “Wyoming has an opportunity to be a leader in providing these critical resources to our country. We are committed to the continued support of projects like these that will propel not only our own communities but our entire nation forward.”

The demonstration plant will utilize the Company’s proprietary recovery and separation technology and is expected to produce high-purity neodymium/praseodymium (Nd/Pr) oxide that is key in producing high-strength permanent magnets. These magnets are the driving technology in numerous defense, medical and green technologies, including the manufacture of electric vehicles and wind turbines. Data generated from the demonstration plant will be used in the design and completion of an economic evaluation for a full-size commercial plant and Bear Lodge Project, as well as validate the cost and environmental benefits of the process over traditional recovery methods.

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Rare Element Resources Ltd. is a publicly traded, strategic materials company focused on delivering rare earth products for technology, energy, and defense applications by advancing the Bear Lodge Critical Rare Earth Project in northeast Wyoming. Bear Lodge is a significant mineralized district containing many of the less common, more valuable, critical rare earths that are essential for high-strength permanent magnets, electronics, fiber optics, laser systems for medical technology and defense, as well as technologies like electric vehicles, solar panels, and wind turbines.

General Atomics is a privately held company engaged in the development and production of advanced technology products and systems for the energy and defense sectors. Rare Element Resources’ majority shareholder, Synchron, is an affiliate of General Atomics.

Wyoming Energy Authority advances Wyoming’s energy strategy by driving data, technology, and infrastructure investments. Focusing on an “all-of-the-above” energy mix, the WEA’s strategy includes products from legacy industries, along with the newer players advancing renewable energy and opportunities in hydrogen, advanced nuclear, geothermal, and rare earth elements. The WEA was created in 2020 by the Wyoming State Legislature by merging the Wyoming Infrastructure Authority and the Wyoming Pipeline Authority.

Contact

Rare Element Resources: Please contact Brent Berg at +1 720-278-2460 or bberg@rareelementresources.com, for additional information.

Wyoming Energy Authority: Please contact Honora Kerr at +1 970-270-1014 or honora@threeelephantpr.com, for additional information.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of securities legislation in the United States and forward-looking information within the meaning of securities legislation in Canada (collectively, “forward-looking statements”). Except for statements of historical fact, certain information contained herein constitutes forward-looking statements. Forward-looking statements are usually identified by our use of certain terminology, including “will,” “believes,” “may,” “expects,” “should,” “seeks,” “anticipates,” “plans,” “has potential to,” or “intends” (including negative and grammatical variations thereof), or by discussions of strategy or intentions. Such forward-looking statements include statements regarding the rare earth processing and separation demonstration plant, the estimated costs of the plant, the plans and timing for the design, licensing, construction, and operation of the plant, the plant’s expected utilization of the Company’s proprietary technology, the licensing of Wyoming-based rare earth processing facilities, and the Company’s ability to realize the grant funding. Factors that could cause actual results to differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this news release include, but are not limited to, the ability to obtain demonstration plant licensing and permits, inflation and supply chain issues, ability to meet the requirements of the WEA grant funding and timing of the funding, and other matters discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our other periodic and current reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on www.sec.gov and with the Canadian securities commissions available on www.sedar.com. There can be no assurance that future developments affecting the Company will be those anticipated by management. Please refer to the discussion of these and other uncertainties and risk factors set out in our filings made from time to time with the SEC and the Canadian regulators, including, without limitation, our reports on Form 10-K and Form 10-Q. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. While we may elect to update our forward-looking statements at any time, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.